Exhibit 10.78

XFONE

__________, 2006
[name]
[address]
[address]

Dear Mr. ________:

In order to induce you to serve as an officer and/or director of XFONE, Inc. (the “Corporation”) or one of its subsidiaries and in consideration of your acceptance and execution hereof, the Corporation hereby agrees to indemnify you, your heirs and your executor or administrator according to the terms and conditions set forth below:

1. Indemnification.

(a) The Corporation hereby agrees to indemnify you, to the full extent permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether past, present or future, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), to which you were or are a party or to which you were or are threatened to be made a party by reason of the fact that you were or are a director, officer, employee or agent of the Corporation, or were or are serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by you in any such capacity, against any and all reasonable expenses (including fees and expenses of counsel), judgments, fines and amounts paid in settlement actually incurred by you in connection with the investigation, defense, appeal or settlement of any such action, suit or proceeding if you acted in good faith and in a manner you believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe your conduct was unlawful.

(b) The Corporation hereby agrees to indemnify you, to the full extent permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether past, present or future, by or in the right of the Corporation to procure a judgment in its favor to which you were or are a party by reason of the fact that you were or are a director, officer, employee or agent of the Corporation, or were or are serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by you in any such capacity, against any and all reasonable expenses (including fees and expenses of counsel), judgments, fines and amounts paid in settlement actually incurred by you in connection with the investigation, defense, appeal or settlement of any such action, suit or proceeding if you acted in good faith and in a manner you believed to be in or not opposed to the best interests of the Corporation; provided that no such indemnification shall be made in respect of any claim, issue or matter as to which you shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of your duties to the Corporation unless and only to the extent that the Court of Chancery or the court in which such suit, action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, you are fairly and reasonably entitled to indemnification for such amounts which the Court of Chancery or such other court shall deem proper.

(c) For purposes hereof, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that you did not act in good faith and in a manner which you believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that you had reasonable cause to believe your conduct was unlawful.

(d) If you are entitled to indemnification under this Agreement to only a portion of the amounts actually incurred by you in the investigation, defense, appeal or settlement of any action, suit or proceeding but not for the total amount thereof, the Corporation shall nevertheless indemnify you for the portion thereof to which you are entitled.

2. Method of Payment.

(a) Except as otherwise provided in (b) below, you shall, upon making a written request to the Corporation accompanied by supporting documentation as described below, be entitled to receive promptly from the Corporation, and the Corporation agrees to pay to you, by check payable in next day funds, the amount you are entitled to receive from the Corporation pursuant to Section 1 (the “Indemnified Amounts”). In making any such written request, you shall submit to the Corporation a schedule setting forth in reasonable detail the amount expended (or incurred and expected to the expended) for each Indemnified Amount, accompanied by a copy of the relevant bill, agreement or other documentation.

(b) In the event you are unsuccessful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 1, you shall be similarly entitled to receive promptly from the Corporation, upon making a written request to the Corporation accompanied by the supporting documentation described above, payment of Indemnified Amounts, but your written request to the Corporation shall also include a written certificate by you stating that (i) you acted in good faith and in a manner you believed to be in or not opposed to the best interests of the Corporation, (ii) with respect to Indemnified Amounts incurred in connection with a criminal action or proceeding, you had no reasonable cause to believe your conduct was unlawful and (iii) in the case of Indemnified Amounts sought pursuant to Section 1(b), you have received a written opinion of independent legal counsel to the effect that you have not been adjudged liable for gross negligence or willful misconduct in the performance of your duties to the Corporation or that a court has determined that indemnification is proper.

3. Advancement of Indemnified Amounts.

(a) Indemnified Amounts incurred by you or reasonably expected to be incurred by you within the three months next succeeding a request by you as described below shall be paid by the Corporation in advance of the final resolution of any suit, action or proceeding (an “Advanced Amount”) upon your written request, which shall include a schedule setting forth in reasonable detail the amount expended, or reasonably expected to be expended within the next three months, by you for any Indemnified Amount, accompanied by a copy of the relevant bill, agreement or other documentation. You may make as many requests for an Advanced Amount under this Section as you deem reasonably necessary to cover Indemnified Amounts expended or reasonably expected to be expended, provided that each request shall be at least for the sum of $1,000.

(b) You hereby agree to repay all Advanced Amounts to the Corporation by check payable in next day funds promptly following the final resolution of any action, suit or proceeding to which such Advanced Amounts relate if you are not entitled to indemnification with respect thereto pursuant to Section 1.

(c) In the event that you are entitled to the indemnification pursuant to Section 1, you shall have the right to request (and thereupon receive promptly) payment for the portion of Indemnified Amounts which is in excess of Advanced Amounts received by you (the “Unadvanced Indemnified Amounts”) by following the procedures set forth in Section 2; provided that the schedule of Indemnified Amounts shall in addition set forth each and every Advanced Amount received as of the date of such listing in order to calculate the net Unadvanced Indemnified Amounts. Alternatively, if you are entitled to indemnification pursuant to Section 1 and the total of the Advanced Amounts theretofore received by you exceeds the total amount of Indemnified Amounts, you shall pay by a check payable in next day funds the amount of the difference to the Corporation promptly upon the determination of the amount of such excess.

4. Enforcement of Rights under this Agreement.

(a) The rights to indemnification or advances pursuant to this Agreement shall be enforceable by you in any court of competent jurisdiction and your expenses incurred in connection with successfully establishing your right to indemnification or advances, in whole or in part, in any such proceeding shall be paid by the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination that you are entitled to indemnification or advances in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that you are not so entitled shall be a defense to an action or create a presumption that you have not met the applicable standard for being entitled to indemnification or advances, and the burden of proving that you have not met such standard shall be upon the Corporation.

(b) The Corporation hereby acknowledges that time is of the essence with respect to your rights to receive payments as indemnification and/or advances pursuant to this Agreement; that any failure of the Corporation to comply immediately with its obligations to provide such indemnification and/or advances as set forth herein would cause you irreparable injury not compensable by an eventual award of damages; and that accordingly, should the Corporation fail to comply immediately with such obligations, you shall be entitled to immediate adjudication with respect to your entitlement and shall be authorized to seek and receive a preliminary injunction in any court of competent jurisdiction enjoining the Corporation from continuing to fail to do so.

(c) The Corporation also acknowledges that its failure to comply on a timely basis with its obligations to provide indemnification and/or advances as set forth herein will cause additional damage to you that is not readily calculable at this time (including, for example but without limitation, the costs of enforcing your rights, satisfying your obligations to any third parties for which you are entitled to indemnification under the provisions herein, and lost interest and earnings on such sums), but which the parties hereby estimate, as liquidated damages and not as a penalty, to amount to $1,500 per day (for each day after payment is due that it is not made). The Corporation therefore agrees that you shall be entitled to receive such accumulated sums at any time, independent of any other of your rights and remedies afforded by this Agreement and by applicable law, including but not limited to those set forth in the preceding subparagraph, and further hereby consents to the entry of judgment for such accumulated sums on your behalf at any time.

5. Rights to Indemnification Not Exclusive; Subrogation Rights, etc.

(a)The Indemnification rights hereunder shall not be deemed exclusive of any other rights to which you may be entitled under any law, agreement, charter or bylaw provision, vote of stockholders or disinterested directors or otherwise, both as to action in your official capacity and as to action in another capacity while holding such office, and shall continue as to you after you have ceased to be a director, officer, employee or agent and shall inure to the benefit of your heirs, executors and administrators.

(b) In the event you shall receive payment from any insurance carrier or from the plaintiff in any action, suit or proceeding against you in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Corporation pursuant hereto, you shall reimburse to the Corporation the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to you exceeds such Indemnified Amounts; provided that such portions, if any, of any such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to you hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Corporation shall be subrogated to your rights (to the extent thereof) against any insurance carrier in respect of such Indemnified Amounts (to the extent permitted under such insurance policies). Such rights of subrogation shall be terminated upon receipt by the Corporation of the amount to be reimbursed by you pursuant to the first sentence of this Section.

6. Successors; Binding Agreement.

(a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance reasonably satisfactory to you, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee, or if there be no such designee, to your estate.

7. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by [Israel] [United States] registered mail, return receipt requested, postage prepaid, as follows:

If to you:   Mr.______________
[Address]
[Address]
[Address]
[Address]

If to the Corporation:  XFONE, INC.
c/o Xfone 018 Ltd.
POB 7616
Petach Tikva 49170
Israel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and either the Corporation’s [President] [Chairman] or another officer of the Corporation specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this matter.

This Agreement is entered into and is effective as of __________, 2006.

XFONE, Inc.

By:______________________________

Accepted and Agreed:

_____________________________
[name]